As filed with the Securities and Exchange Commission on December 21, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Key Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Maryland	04-2648081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1301 McKinney Street, Suite 1800
Houston, Texas 77010
(713) 651-4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kimberly R. Frye
General Counsel
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
(713) 651-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
E. James Cowen
Porter Hedges LLP
1000 Main, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6649
Telecopy: (713) 228-1331

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock, par value $0.10 per share	15,807,233 shares	$11.52	$182,099,324.20	$12,984

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, stock dividends and stock splits.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per share is based upon the average of the high and low prices of the common stock of Key Energy Services, Inc. as reported on the New York Stock Exchange, on December 15, 2010.

PROSPECTUS
15,807,233 Shares of Common Stock
     The shares of common stock described in this prospectus are being offered for sale from time to time by the stockholders named herein, who acquired the shares in connection with our acquisition of certain oilfield services businesses from OFS Energy Services, LLC and related assets.
     The selling stockholders will receive all of the proceeds from any sales. We will not receive any of the proceeds. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the Securities and Exchange Commission.
     Our common stock is listed on the New York Stock Exchange under the symbol “KEG.” On December 17, 2010, the last reported sale price for our common stock on the New York Stock Exchange was $12.54 per share.
     You should carefully consider the risk factors on page 5 of this prospectus in evaluating an investment in our common stock.
     Our principal executive offices are located at 1301 McKinney Street, Suite 1800, Houston, Texas 77010, and our telephone number at our principal executive offices is (713) 651-4300.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 21, 2010.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell the common stock offered by this prospectus in one or more offerings.
     Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors” below, and our SEC reports in their entirety before investing in our common stock.
     Unless this prospectus otherwise indicates or the context otherwise requires, the terms “we,” “our,” “us,” “Key” or other similar terms as used in this prospectus refer to Key Energy Services, Inc., its wholly-owned subsidiaries and its controlled subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.
     In addition to statements of historical fact, this prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These “forward-looking statements” are based on our current expectations, estimates and projections about Key and our industry, and our management’s beliefs and assumptions concerning future events and financial trends affecting our financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “predicts,” “expects,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference into this prospectus.
     Important factors that may affect our expectations, estimates or projections include, but are not limited to, the following:
•	conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies;

•	volatility in oil and natural gas prices;

•	tight credit markets and disruptions in the U.S. and global financial systems;

•	our ability to maintain pricing on our core services;

•	industry capacity;

•	asset impairments or other charges;

•	operating risks, which are primarily self-insured, and the possibility that our insurance may not be adequate to cover all of our losses or liabilities;

•	the economic, political and social instability risks of doing business in certain foreign countries;

•	our historically high employee turnover rate and our ability to replace or add workers;

•	our ability to implement technology development and enhancements;

•	significant costs and liabilities resulting from environmental, health and safety laws and regulations;

•	our ability to successfully identify, make and integrate our acquisitions;

•	the loss of a significant customer;

•	the impact of compliance with climate change legislation or initiatives;

•	our ability to generate sufficient cash flow to meet our debt service obligations;

•	the amount of our debt and the limitation imposed by the covenants in the agreements governing our debt;

•	an increase in our debt service obligations due to variable rate indebtedness;

•	the divestiture of our pressure pumping and wireline businesses; and

•	other factors affecting our business described in “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference into this prospectus.

     We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus except as required by law. All of our written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

KEY ENERGY SERVICES
     We provide a complete range of well intervention services to major oil companies, foreign national oil companies and independent oil and natural gas production companies to complete, maintain and enhance the flow of oil and natural gas throughout the life of a well. These services include rig-based services, fluid management services, coiled tubing services, and fishing and rental services. We operate in most major oil and natural gas producing regions of the United States as well as internationally in Latin America, the Middle East and the Russian Federation. We also own a technology development company based in Canada and have ownership interests in two oilfield service companies based in Canada.
RISK FACTORS
     Investing in our common stock involves risk. See the risk factors described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010, each of which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.
USE OF PROCEEDS
     All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders, and Key will not receive any of the proceeds from such sales.
SELLING STOCKHOLDERS
     On October 1, 2010, we issued the shares of common stock offered by this prospectus in a private placement to OFS Energy Services, LLC as partial consideration for our acquisition of certain oilfield services businesses from OFS Energy Services, LLC and related assets. Subsequently, OFS Energy Services, LLC transferred some of the shares of common stock offered by this prospectus to the other selling stockholders, which include certain accredited investors who are members or beneficial owners of OFS Energy Services, LLC and its parent company OFS Holdings, LLC. In addition, 2,376,000 of the shares of common stock (the “Holdback Shares”) issued to OFS Energy Services, LLC are subject to escrow (the “Escrow”) to secure payment of indemnification obligations that may arise pursuant to the Purchase and Sale Agreement, dated as of July 23, 2010, by and among OFS Energy Services, LLC, OFS Holdings, LLC, Key Energy Services, Inc. and Key Energy Services, LLC (as amended, the “Purchase Agreement”). Any Holdback Shares not so used to satisfy indemnification obligations will be released to OFS Energy Services, LLC at the later of September 30, 2011 or the resolution of any pending unresolved indemnification claims under the Purchase Agreement in existence on September 30, 2011 (the “Escrow Termination Date”).
     Subject to our consent, the selling stockholders have agreed not to (i) transfer the shares of common stock offered by this prospectus for a period of 180 days after the closing of the acquisition or (ii) dispose of the shares of common stock offered by this prospectus during certain offerings of equity-based securities by us (the “Lock-up”).
     We have granted the selling stockholders certain registration rights for the shares of common stock offered by this prospectus. Pursuant to such registration rights, we prepared and filed the registration statement of which this prospectus is a part. In addition, beginning one year after the closing of the acquisition, the selling stockholders may elect to participate in one registered offering conducted by us in which we sell shares during the term of the registration rights, subject to customary exceptions and customary underwriter cutback provisions. The registration rights will terminate on the earlier of (i) two years after the closing of the acquisition, (ii) the date on which all of the shares of common stock offered by this prospectus have been sold under a registration statement or (iii) the date on which all of the shares of common stock offered by this prospectus may be sold without registration and without restriction on the number of shares to be sold under Rule 144 of the Securities Act. The registration rights also contain customary indemnification, market-standoff and black-out provisions.
     The registration of these shares does not necessarily mean that the selling stockholders will sell any or all of the shares of common stock offered by them hereunder.
     The table below provides information regarding the beneficial ownership of our common stock by the selling stockholders, as of December 17, 2010. The number of shares set forth in the table below represents all shares of our common stock owned by the selling stockholders. Unless otherwise indicated, the selling stockholders possess sole voting and investment power with respect to the shares listed.

     The information provided in the following table with respect to the selling stockholders has been obtained solely from the selling stockholders. The selling stockholders have each indicated to us that they have not had, and to our knowledge they have not had, a material relationship with us (other than the transaction under which they acquired the shares of common stock from us) within the three-year period immediately preceding December 17, 2010 and that they are not broker-dealers admitted to membership in the Financial Industry Regulatory Authority. The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided the information regarding their common stock in registered transactions or in transactions exempt from the registration requirements of the Securities Act.

				Number of
	Number of			Shares of	Percentage of
	Shares of	Percentage of		Common	Common
	Common	Common		Stock	Stock
	Stock	Stock	Number of	Beneficially	Beneficially
	Beneficially	Beneficially	Shares of	Owned After	Owned After
	Owned Prior	Owned Prior	Common	Completion	Completion of
	to the	to the	Stock Offered	of the	the
Name	Offering(1)	Offering(2)	Hereby	Offering(3)	Offering(2)(3)
OFS Energy Services, LLC	2,839,825 (4)	2.0%	2,839,825	0	*
OFS Holdings, LLC	11,351,551 (5)	8.0%	11,370,036	0	*
Timothy and Melissa Allen	116,226	*	116,226	0	*
Quail County Construction Co., Inc.	109,769 (6)	*	109,769	0	*
Ken Swan	39,793	*	39,793	0	*
Ken and Becky Swan	581,132	*	581,132	0	*
Jim L. Davis	602,440	*	602,440	0	*
Whitney Lynn Davis Trust	43,263 (7)	*	43,263	0	*
Frank W. Schageman	84,981 (8)	*	84,981	0	*
Mitch Maples	38,253 (9)	*	38,253	0	*

*	Represents less than 1%

(1)	The ability of the selling stockholders to dispose of the shares of common stock is limited by the Lock-up.

(2)	Calculated based on 141,588,447 shares of our common stock outstanding on December 17, 2010.

(3)	We have determined the number and percentage of shares owned after the offering by assuming that each of the selling stockholders will sell all of its, his or her shares being offered pursuant to this prospectus. In fact, the selling stockholders may sell none, all or some portion of their holdings. See “Plan of Distribution” beginning on page 8.

(4)	Includes the maximum amount of Holdback Shares that may be released to OFS Energy Services, LLC on the Escrow Termination Date. Representatives of this selling stockholder have advised us that OFS Holdings, LLC, OFS Holdings Finance, LLC, ArcLight Energy Partners Fund III, L.P., ArcLight PEF GP III, LLC, ArcLight Capital Partners, LLC, ArcLight Capital Holdings, LLC, Daniel R. Revers and Robb E. Turner have shared voting power over the shares owned by OFS Energy Services, LLC and have shared investment power over the shares owned by OFS Energy Services, LLC to the extent the shares are not subject to the Escrow.

(5)	Includes an aggregate of 18,485 share of common stock that are held for the benefit of other selling stockholders and that will be released to those selling stockholders as soon as reasonably practicable after the Escrow Termination Date, as more fully described in notes 8 and 9 below. Representatives of this selling stockholder have advised us that OFS Holdings Finance, LLC, ArcLight Energy Partners Fund III, L.P., ArcLight PEF GP III, LLC, ArcLight Capital Partners, LLC, ArcLight Capital Holdings, LLC, Daniel R. Revers and Robb E. Turner have shared voting power and investment power over the shares owned by OFS Holdings, LLC. Each of the following entities is a member or an affiliate of a member of OFS Holdings, LLC and may receive shares of common stock as a distribution from OFS Holdings, LLC. As a result, each of the following entities is a selling stockholder. None of the following entities beneficially owned any common stock prior to the offering.
OFS Holdings Finance, LLC ArcLight Energy Partners Fund III, L.P.

Tresco Investments, LP
(6)	Timothy and Melissa Allen are the owners of this selling stockholder.
(7)	Jim L. Davis and Winnie McBryde Davis are co-trustees of this selling stockholder.
(8)	Includes 12,747 shares currently held by OFS Holdings, LLC for the benefit of the selling stockholder that will be released to the selling stockholder as soon as reasonably practicable after the Escrow Termination Date in the same proportion that the Holdback Shares are released to OFS Energy Services, LLC on the Escrow Termination Date. The selling stockholder has voting power over these shares, but is prohibited by agreement from exercising investment power over the shares until release of the shares to the selling stockholder.
(9)	Includes 5,738 shares currently held by OFS Holdings, LLC for the benefit of the selling stockholder that will be released to the selling stockholder as soon as reasonably practicable after the Escrow Termination Date in the same proportion that the Holdback Shares are released to OFS Energy Services, LLC on the Escrow Termination Date. The selling stockholder has voting power over these shares, but is prohibited by agreement from exercising investment power over the shares until release of the shares to the selling stockholder.

PLAN OF DISTRIBUTION
     We are registering the shares of common stock offered by this prospectus for the selling stockholders. Pursuant to a the Purchase Agreement, we agreed to register the resale of the shares of common stock offered by this prospectus and to indemnify the selling stockholders and their affiliates against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act, or to contribute to payments they may be required to make because of those liabilities. Under the Purchase Agreement, we also agreed to pay the costs and fees of registering the shares of common stock; however, the selling stockholders will pay any brokerage fees and commissions and similar sales-related expenses relating to the sale of the shares of common stock. The selling stockholders have severally agreed to indemnify us and our affiliates against certain liabilities related to the selling of their common stock, including liabilities arising under the Securities Act, or to contribute to payments we and our affiliates may be required to make because of those liabilities based upon information supplied to us by the selling stockholders.
     The shares of common stock offered by this prospectus may be sold from time to time directly by the selling stockholders, or through brokers, dealers or agents or on any exchange on which the common stock offered by this prospectus may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The methods by which the common stock offered by this prospectus may be sold include:
•	block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by such broker or dealer for its own account;

•	exchange distributions and/or secondary distributions;

•	sales on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange, in the over-the-counter market or through a market maker or into an existing trading market (on an exchange or otherwise) for the common stock;

•	in transactions in which broker-dealers may agree with a selling stockholders to sell a specified number of shares of such common stock at a stipulated price per share;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	short sales, sales against the box, puts and calls and other transactions in our securities or derivatives thereof, in connection with which the selling stockholder may sell and deliver the common stock;

•	short sales or borrowings, returns and reborrowings of the common stock pursuant to stock loan agreements to settle short sales;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     Brokers, dealers and agents who participate in the sale of the shares of common stock may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or purchasers of the shares of common stock offered by this prospectus for whom they may act as agent in amounts to be negotiated immediately prior to sale. The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock might be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of such common stock and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the shares of common stock offered by this prospectus is made by the selling stockholders, to the extent required pursuant to the Securities Act, a supplement to this prospectus will be distributed which describes the method of sale in greater detail. In addition, any shares of common stock which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities under the Securities Act.
     There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered by them hereunder.
LEGAL MATTERS
     The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
     The consolidated financial statements of Key Energy Services, Inc. and subsidiaries appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2009 incorporated by reference in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing in giving said reports.
WHERE YOU CAN FIND MORE INFORMATION
     This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act using a shelf registration process. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about our common stock, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.keyenergy.com. We do not intend for information contained in our website to be part of this prospectus.
     We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.
     We incorporate by reference in this prospectus the documents listed below which we filed with the SEC and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) subsequent to the date of this prospectus and prior to the completion of the offering of the securities pursuant to this prospectus.
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-08038), including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2010, incorporated by reference therein (File No. 001-08038);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 (File No. 001-08038);

•	Current Reports on Form 8-K (excluding those filings or portions thereof made under Item 2.02 or Item 7.01) filed with the SEC on March 5, 2010, April 1, 2010, May 19, 2010, May 25, 2010, July 6, 2010, July 26, 2010, October 7, 2010, October 8, 2010 and November 24, 2010 (File No. 001-08038); and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 24, 2007 (File No. 001-08038), including any amendment or report filed for the purpose of updating such description.
     You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by contacting us at the following address:
Key Energy Services, Inc.
Attn: Corporate Secretary
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Phone: (713) 651-4300
     You should only rely on the information provided in this prospectus, as well as the information incorporated by reference. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$12,984
Accounting fees and expenses	$15,000
Legal fees and expenses	$15,000
Printing and engraving expenses	$5,000
Miscellaneous	$2,500

Total	$50,484

Item 15. Indemnification of Directors and Officers.
     Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty, (ii) the director actually received an improper personal benefit or (iii) in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit if the director was adjudged to be liable on the basis that personal benefit was improperly received and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. Unless limited by a company’s charter, a director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized for a specific proceeding after determination by the board of directors, special legal counsel or the stockholders that indemnification is permissible because the director has met the requisite standard of conduct.
Article Seventh of the Company’s Articles of Restatement, or Charter, provides that the Company shall indemnify (i) its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by the Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Company’s By-laws and be permitted by law. The foregoing rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by the Maryland law. Furthermore, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under the Maryland law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal. We have director and officer liability insurance policies that provide coverage of up to $60 million.

Item 16. Exhibits.

Number	Description
2.1	Purchase and Sale Agreement, dated as of July 23, 2010, by and among OFS Holdings, LLC, a Delaware limited liability company, OFS Energy Services, LLC, a Delaware limited liability company, Key Energy Services, Inc., a Maryland corporation, and Key Energy Services, LLC, a Texas limited liability company. (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K/A filed on October 8, 2010, File No. 001-08038.)

2.2	Amendment No. 1 to Purchase and Sale Agreement, dated as of August 27, 2010, by and among OFS Holdings, LLC, a Delaware limited liability company, OFS Energy Services, LLC, a Delaware limited liability company, Key Energy Services, Inc., a Maryland corporation, and Key Energy Services, LLC, a Texas limited liability company. (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K/A filed on October 8, 2010, File No. 001-08038.)

2.3	Amendment No. 2 to Purchase and Sale Agreement, dated as of September 30, 2010, by and among OFS Holdings, LLC, a Delaware limited liability company, OFS Energy Services, LLC, a Delaware limited liability company, Key Energy Services, Inc., a Maryland corporation, and Key Energy Services, LLC, a Texas limited liability company. (Incorporated by reference to Exhibit 2.3 of the Company’s Current Report on Form 8-K/A filed on October 8, 2010, File No. 001-08038.)

4.1	Indenture, dated as of November 29, 2007, among Key Energy Services, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on November 30, 2007, File No. 001-08038.)

4.2	Registration Rights Agreement, dated as of November 29, 2007, among Key Energy Services, Inc., the subsidiary guarantors of the Company party thereto, and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers named therein. (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on November 30, 2007, File No. 001-08038.)

4.3	First Supplemental Indenture, dated as of January 22, 2008, among Key Marine Services, LLC, the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 001-08038.)

4.4	Second Supplemental Indenture, dated as of January 13, 2009, among Key Energy Mexico, LLC, the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.6 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, File No. 001-08038.)

4.5	Third Supplemental Indenture, dated as of July 31, 2009, among Key Energy Services California, Inc., the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 001-08038.)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP. (included in Exhibit 5.1)

Number	Description
23.2*	Consent of Grant Thornton LLP.

24*	Power of attorney. (included on the signature pages of this registration statement)

*	Filed herewith
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, if the registrant is relying on Rule 430B, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 21st day of December, 2010.

KEY ENERGY SERVICES, INC.
By:	/s/ RICHARD J. ALARIO
Richard J. Alario,
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Key Energy Services, Inc., hereby severally constitute and appoint Richard J. Alario and T.M. Whichard III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Key Energy Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. ALARIO Richard J. Alario	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	December 21, 2010

/s/ T.M. WHICHARD III T.M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2010

/s/ IKE C. SMITH Ike C. Smith	Vice President and Controller (Principal Accounting Officer)	December 21, 2010

/s/ DAVID J. BREAZZANO David J. Breazzano	Director	December 21, 2010

/s/ LYNN R. COLEMAN Lynn R. Coleman	Director	December 21, 2010

/s/ KEVIN P. COLLINS Kevin P. Collins	Director	December 21, 2010

/s/ WILLIAM D. FERTIG William D. Fertig	Director	December 21, 2010

/s/ W. PHILLIP MARCUM W. Phillip Marcum	Director	December 21, 2010

Signature	Title	Date

/s/ RALPH S. MICHAEL III Ralph S. Michael, III	Director	December 21, 2010

/s/ WILLIAM F. OWENS William F. Owens	Director	December 21, 2010

/s/ ROBERT K. REEVES Robert K. Reeves	Director	December 21, 2010

/s/ CARTER A. WARD Carter A. Ward	Director	December 21, 2010

/s/ J. ROBINSON WEST J. Robinson West	Director	December 21, 2010

/s/ ARLENE M. YOCUM Arlene M. Yocum	Director	December 21, 2010

EXHIBIT INDEX

Number	Description
2.1	Purchase and Sale Agreement, dated as of July 23, 2010, by and among OFS Holdings, LLC, a Delaware limited liability company, OFS Energy Services, LLC, a Delaware limited liability company, Key Energy Services, Inc., a Maryland corporation, and Key Energy Services, LLC, a Texas limited liability company. (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K/A filed on October 8, 2010, File No. 001-08038.)

2.2	Amendment No. 1 to Purchase and Sale Agreement, dated as of August 27, 2010, by and among OFS Holdings, LLC, a Delaware limited liability company, OFS Energy Services, LLC, a Delaware limited liability company, Key Energy Services, Inc., a Maryland corporation, and Key Energy Services, LLC, a Texas limited liability company. (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K/A filed on October 8, 2010, File No. 001-08038.)

2.3	Amendment No. 2 to Purchase and Sale Agreement, dated as of September 30, 2010, by and among OFS Holdings, LLC, a Delaware limited liability company, OFS Energy Services, LLC, a Delaware limited liability company, Key Energy Services, Inc., a Maryland corporation, and Key Energy Services, LLC, a Texas limited liability company. (Incorporated by reference to Exhibit 2.3 of the Company’s Current Report on Form 8-K/A filed on October 8, 2010, File No. 001-08038.)

4.1	Indenture, dated as of November 29, 2007, among Key Energy Services, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on November 30, 2007, File No. 001-08038.)

4.2	Registration Rights Agreement, dated as of November 29, 2007, among Key Energy Services, Inc., the subsidiary guarantors of the Company party thereto, and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers named therein. (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on November 30, 2007, File No. 001-08038.)

4.3	First Supplemental Indenture, dated as of January 22, 2008, among Key Marine Services, LLC, the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 001-08038.)

4.4	Second Supplemental Indenture, dated as of January 13, 2009, among Key Energy Mexico, LLC, the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.6 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, File No. 001-08038.)

4.5	Third Supplemental Indenture, dated as of July 31, 2009, among Key Energy Services California, Inc., the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 001-08038.)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP. (included in Exhibit 5.1)

Number	Description
23.2*	Consent of Grant Thornton LLP.

24*	Power of attorney. (included on the signature pages of this registration statement)

*	Filed herewith